Exhibit 10.2
UNITED DOMINION REALTY TRUST, INC.
1999 LONG-TERM INCENTIVE PLAN
FORM OF NOTICE OF PERFORMANCE CONTINGENT RESTRICTED STOCK AWARD

Participant’s Name and Address	«FIRST» «LAST»

«ADDRESS»

«CITY», «STATE» «ZIP»

     Depending upon the performance of United Dominion Realty Trust, Inc., a Maryland corporation (the “Company”) during the Performance Period, you (the “Participant”) have been granted the right (the “Award”) to receive and retain 0% to 116% of the target number of shares indicated below (the “Target Number of Shares”) of the Company’s $0.01 par value common stock (“Common Stock”), subject to the restrictions and the other terms and conditions set forth in this Notice of Performance Contingent Restricted Stock Award (the “Notice”), the Company’s 1999 Long-Term Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Target Number of Shares:	«SHARES»

Grant Date:	«DATE»

Aggregate Value of Target Number Of Shares as of Grant Date	$«TARGETVALUE»

Performance Period:	One-year period beginning on January 1, 2006 and ending on December 31, 2006
1. Consideration.
     The Award has been issued to the Participant in consideration for continued employment with the Company or a Parent or Subsidiary of the Company (a Parent or Subsidiary hereinafter referred to as a “Related Entity”).
2. Grants of Common Stock.
     2.1 Grant of Initial Shares. On the Grant Date, the Company shall issue to the Participant the Target Number of Shares of Common Stock (the “Initial Shares”).
     2.2 Adjusted Number of Shares. As soon as practicable following the end of the Performance Period (the “Determination Date”), the Compensation Committee shall certify in writing the Company’s funds from operations (“FFO”) on a fully diluted, per-share basis, and the Incremental Growth in FFO (as defined below).
On December 31, 2006 the actual number of shares earned will be determined based on the Company’s FFO and Incremental Growth in FFO compared to the Peer Group for calendar year 2006 as summarized in the following matrix:
Earned Award as a percent of target

	1.73		56%	60%		66%		72%		80%		89%		96%		102%		109%		116%
	1.72		55%	59%		64%		70%		78%		86%		93%		99%		106%		113%
	1.71		54%	58%		63%		69%		76%		84%		90%		96%		103%		109%
	1.70		53%	57%		62%		67%		74%		82%		88%		94%		100%		106%
	1.69		53%	56%		60%		66%		72%		80%		85%		91%		96%		102%
	1.68		52%	55%		59%		64%		70%		77%		83%		88%		93%		99%
	1.67		52%	54%		58%		63%		68%		75%		80%		85%		90%		95%
	1.66		51%	53%		57%		61%		67%		73%		78%		83%		87%		92%
	1.65		51%	53%		56%		60%		65%		71%		76%		80%		85%		89%
	1.64		51%	52%		55%		59%		64%		69%		74%		78%		82%		86%
UDR FFO	1.63		50%	52%		54%		58%		62%		68%		71%		75%		79%		83%
Per Share	1.62		50%	51%		53%		56%		60%		66%		69%		73%		76%		80%
	1.61		0%	51%		53%		55%		59%		64%		67%		70%		74%		77%
	1.59		0%	50%		51%		53%		57%		61%		64%		66%		69%		71%
	1.58		0%	0%		51%		53%		55%		59%		62%		64%		66%		68%
	1.57		0%	0%		50%		52%		54%		58%		60%		62%		64%		65%
	1.56		0%	0%		0%		51%		53%		56%		58%		59%		61%		63%
	1.55		0%	0%		0%		50%		52%		55%		56%		58%		59%		60%
	1.54		0%	0%		0%		0%		51%		54%		55%		56%		57%		58%
	1.53		0%	0%		0%		0%		50%		53%		53%		54%		54%		55%
	1.52		0%	0%		0%		0%		0%		51%		52%		52%		52%		53%
	1.51		0%	0%		0%		0%		0%		50%		50%		50%		50%		50%
		0	th	15	th	25	th	35	th	45	th	55	th	65	th	75	th	85	th	100	th
UDR’s FFO Growth ranked against its peers (expressed in percentiles)
The actual number of shares earned, expressed as a percentage of the Target Number of Shares, is based on the combined impact of FFO and the Company’s Incremental Growth in FFO ranked against the Peer Group.
No shares will be earned for performance results below the designated thresholds (i.e., if the Company’s FFO does not exceed $1.51 and Incremental Growth in FFO ranked in the zero percentile among the Peer Group).
          (a) “Incremental Growth in FFO” shall mean a number stated as a percentage equal to the product of (i) 100, multiplied by (ii) the quotient of (A) the excess amount, if any, of the Company’s funds from operations during the Performance Period, on a fully-diluted, per-share basis (determined by treating the aggregate number of Initial Shares of all Participants that were issued during the Performance Period as having vested), over the Company’s funds from operations during the calendar year immediately prior to the Performance Period, on a fully-diluted, per-share basis (determined by treating the aggregate number of Initial Shares and Additional Shares, if any, of all Participants that were issued during or with respect to the calendar year immediately prior to the Performance Period as having vested), divided by (B) the Company’s funds from operations during the calendar year immediately prior to the Performance Period, on a fully-diluted, per-share basis (determined by treating the aggregate number of Initial Shares and Additional Shares, if any, of all Participants that were issued during or with respect to the calendar year immediately prior to the Performance Period as having vested). The Compensation Committee, in its sole discretion, shall determine whether any significant item(s) shall be included or excluded from the calculation of Incremental Growth in FFO for the Performance Period and calculate Incremental Growth in FFO for the Performance Period accordingly.
          (b) “Peer Group” shall mean: Apartment Investment & Management Co.; Archstone-Smith Trust; AvalonBay Communities, Inc.; BRE Properties, Inc.; Camden Property Trust; Equity Residential Properties Trust; Essex Property Trust, Inc.; Home Properties, Inc.; Mid-America Apartment Communities, Inc.; Post Properties, Inc.; and Town and Country Trust.
     2.3 Grant of Additional Shares. If the Adjusted Number of Shares is greater than the Target Number of Shares, then, on the Determination Date, the Company shall issue to the Participant additional shares of Common Stock (the “Additional Shares”) equal to the excess of the Adjusted Number of Shares over the Target Number of Shares. Notwithstanding any contrary provision of this Notice, the Agreement and the Plan, (a) if the Participant’s employment with the Company or a Related Entity is terminated on or prior to 5:00 p.m. Eastern Time on the last day of the Performance Period for any reason, including death, Disability or Retirement, he or she shall not be entitled to receive any Additional Shares for the Performance Period (unless the Compensation Committee, in its sole discretion, determines that the Participant is remaining in the service of the Company or a Related Entity in any capacity of employee, director or consultant), and (b) the number of Additional Shares to be granted to the Participant shall be reduced to the extent that the aggregate Fair Market Value of the Initial Shares, Additional Shares (determined as of the dates of grant of the Initial Shares and Additional Shares, respectively), and any other Awards (as defined in Section 3.1(a) of the Plan, but not including Options or SARs) granted to the Participant during any one calendar year exceeds $1,000,000 (plus any consideration paid by the Participant for such Awards).
     2.4 Forfeiture of Initial Shares.
          (a) If the Adjusted Number of Shares is less than the Target Number of Shares, then, on the Determination Date, the number of Initial Shares equal to the excess of the Target Number of Shares over the Adjusted Number of Shares shall automatically be forfeited and deemed re-conveyed to the Company, and the Company shall thereafter be the legal and beneficial owner of such Initial Shares and shall have all rights and interest in or related thereto without further action by the Participant. After the Determination Date, all references to “Initial Shares” in this Notice and the Agreement shall be deemed to refer to the remaining number of shares, if any, held in escrow for the Participant after taking into account the forfeiture of shares as set forth in this Section 2.4(a).
          (b) Notwithstanding any contrary provision of this Notice, the Agreement or the Plan, if the Participant’s employment with the Company or a Related Entity is terminated on or prior to 5:00 p.m. Eastern Time on the last day of the Performance Period for any reason, other than death, Disability or Retirement, all of the Initial Shares shall automatically be forfeited and deemed re-conveyed to the Company on the Participant’s date of termination, and the Company shall thereafter be the legal and beneficial owner of the Initial Shares and shall have all rights and interest in or related thereto without further action by the Participant (unless the Compensation Committee, in its sole discretion, determines that the Participant is remaining in the service of the Company or a Related Entity in any capacity of employee, director or consultant).
          (c) The foregoing forfeiture provisions set forth in this Section 2.4 as to Initial Shares shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for Initial Shares in consummation of any transaction described in Article 15 of the Plan.
     2.5 Grants of Initial Shares and Additional Shares. The Initial Shares and Additional Shares, if any, shall be granted as shares of Common Stock that are subject to the restrictions and the other terms and conditions set forth in this Notice, the Agreement and the Plan.
     2.6 Tax Withholding. The Participant (or his or her beneficiary, as applicable) shall make appropriate arrangements with the Company or Related Entity to satisfy any federal, state, local, or non-U.S. income tax withholding requirements and Social Security or other employment tax withholding requirements applicable to grants of the Initial Shares and Additional Shares, if any. If no arrangements are made, the Company or Related Entity may provide, at its discretion and without the consent of the Participant or his or her beneficiary, for such withholding and tax payments as may be required, including, without limitation, by reducing the number of Initial Shares and Additional Shares, if any, by an amount equal to quotient of such tax divided by the Fair Market Value of a share of Common Stock on the dates of grant of such Initial Shares and Additional Shares, if any, respectively. The Participant understands and agrees that the Company or a Related Entity shall treat grants of the Initial Shares and Additional Shares, if any, as compensation for services for tax purposes. The Participant agrees to refrain from filing an election with the U.S. Internal Revenue Service under Section 83(b) of the Code to include in gross income the amount of any compensation taxable in connection with the receipt of the Initial Shares and Additional Shares, if any, and acknowledges that such agreement is a condition to the grant by the Company of the Award, the Initial Shares and Additional Shares, if any.

3. Vesting and Forfeiture of Common Stock.
     3.1 Vesting Schedule. Subject to the Participant’s continued employment with the Company or a Related Entity and other limitations set forth in this Notice, the Agreement and the Plan, the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant will vest on the earliest to occur of the following (the “Vesting Schedule”):
          (a) As to the following percentage of the Initial Shares and Additional Shares, if any,
          (i) 1/4 of the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant shall vest on the day immediately following the last day of the Performance Period,
          (ii) 1/4 of the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant shall vest on the first anniversary of the last day of the Performance Period,
          (iii) 1/4 of the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant shall vest on the second anniversary of the last day of the Performance Period; and
          (iv) 1/4 of the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant shall vest on the third anniversary of the last day of the Performance Period.
          (b) On the date of termination of the Participant’s employment with the Company or a Related Entity because of his or her death, Disability, or Retirement, 100% of the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant shall vest;
          (c) On the date of a Change of Control that causes acceleration of vesting of Awards under Section 14.10 of the Plan, 100% of the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant shall vest; or
          (d) On any date specified by the Compensation Committee, the percentage(s) of the Initial Shares and Additional Shares, if any, held by or in escrow for the Participant specified by the Compensation Committee shall vest.
          For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to Initial Shares and Additional Shares, if any, held by or in escrow for the Participant that such Initial Shares and Additional Shares are no longer subject to forfeiture to the Company. Initial Shares and Additional Shares, if any, held by or in escrow for the Participant that have not vested are deemed “Restricted Shares.” If the Participant would become vested in a fraction of a

Restricted Share, such Restricted Share shall not vest until the Participant becomes vested in the entire share.
     3.2 Forfeiture of Restricted Shares. Vesting shall cease upon the date of termination of the Participant’s continued employment with the Company or a Related Entity for any reason, other than death, Disability or Retirement (unless the Compensation Committee, in its sole discretion, determines that the Participant is remaining in the service of the Company or a Related Entity in any capacity of employee, director or consultant). In the event the Participant’s continued employment with the Company or a Related Entity is terminated for any reason, other than death, Disability or Retirement, any Restricted Shares held by or in escrow for the Participant immediately following such termination of employment shall be deemed re-conveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Participant (unless the Compensation Committee, in its sole discretion, determines that the Participant is remaining in the service of the Company or a Related Entity in any capacity of employee, director or consultant). The foregoing forfeiture provisions set forth in this Section 3.2 as to Restricted Shares shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for Restricted Shares in consummation of any transaction described in Article 15 of the Plan.
     IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Agreement and the Plan.

UNITED DOMINION REALTY TRUST, INC.

By:

Name: Thomas W. Toomey
Title: Chief Executive Officer & President
THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT VESTING OF THE INITIAL SHARES AND ADDITIONAL SHARES, IF ANY, SHALL OCCUR, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS EMPLOYMENT WITH THE COMPANY OR A RELATED ENTITY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD, THE INITIAL SHARES AND ADDITIONAL SHARES, IF ANY, HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S EMPLOYMENT WITH THE COMPANY OR A RELATED ENTITY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S OR A RELATED ENTITY’S RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT WITH THE COMPANY OR

RELATED ENTITY AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY OR A RELATED ENTITY TO THE CONTRARY, THE PARTICIPANT’S STATUS IS AT WILL. THE PARTICIPANT AGREES TO REFRAIN FROM FILING AN ELECTION WITH THE U.S. INTERNAL REVENUE SERVICE UNDER SECTION 83(B) OF THE CODE TO INCLUDE IN GROSS INCOME THE AMOUNT OF ANY COMPENSATION TAXABLE IN CONNECTION WITH THE RECEIPT OF THE INITIAL SHARES AND ADDITIONAL SHARES, IF ANY, AND ACKNOWLEDGES THAT SUCH AGREEMENT IS A CONDITION TO THE GRANT BY THE COMPANY OF THIS AWARD, THE INITIAL SHARES AND ADDITIONAL SHARES, IF ANY.
     The Participant acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees that all disputes arising out of or relating to this Notice, the Agreement and the Plan shall be resolved in accordance with Section 15 of the Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
«FIRST» «LAST»

RESTRICTED STOCK AWARD AGREEMENT
under the
UNITED DOMINION REALTY TRUST, INC.
1999 LONG-TERM INCENTIVE PLAN

Grantee:	«Grantee»

Number of Shares:	«NumberOfShares»

Date of Grant:	«DateOfGrant»

Value as of Grant Date:	$«PerShareValue» per share

     1. Grant of Shares. United Dominion Realty Trust, Inc. (the “Company”) hereby grants to the Grantee named above (the “Grantee”), as additional compensation for services to be rendered, and subject to the restrictions and the other terms and conditions set forth in the Company’s 1999 Long-Term Incentive Plan (the “Plan”) and in this Restricted Stock Award Agreement (this “Agreement”), the number of shares indicated above of the Company’s $0.01 par value common stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.
     2. Vesting of Restricted Stock. Unless the exerciseability of this Agreement is accelerated in accordance with Article 14 of the Plan, 100% of the Shares subject to this Agreement shall vest (become exercisable) under the following terms: 1/4 of the Shares shall vest on «VestingDate1»; 1/4 of the Shares shall vest on «VestingDate2»; 1/4 of the Shares shall vest on «VestingDate3»; and the remaining 1/4 of the Shares shall vest on «VestingDate4».
     3. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” means those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If the Grantee’s employment with the Company or any Parent or Subsidiary terminates for any reason other than as set forth in paragraph (a) or (b) of Section 4 hereof, then the Grantee shall forfeit all of the Grantee’s right, title and interest in and to the Restricted Shares as of the date of employment termination and such Restricted Shares shall be re-conveyed to the Company without further consideration or any act or action by the Grantee.
     The restrictions imposed under this Section 3 shall apply to all shares of the Company’s stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, re-capitalization, stock dividend or other change in corporate structure affecting the common stock of the Company.

     4. Expiration and Termination of Restrictions. The restrictions imposed under Section 3 will expire on the earliest to occur of the following:
     (a) On the date of termination of the Grantee’s employment with the Company or any Parent or Subsidiary because of his or her death or Disability; or
     (b) On the date specified by the Committee or as otherwise established in the Plan in the event of an acceleration of vesting under Section 14 of the Plan (including, without limitation, upon the occurrence of a Change in Control, as defined in the Plan).
     5. Delivery of Shares. The Shares will be registered in the name of the Grantee as Restricted Stock and may be held by the Company prior to the lapse of the restrictions thereon as provided in Section 4 hereof (the “Restricted Period”). Any certificate for Shares issued during the Restricted Period shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A RESTRICTED STOCK AWARD AGREEMENT DATED «DateOfAgreement» BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED HEREBY AND UNITED DOMINION REALTY TRUST, INC. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF UNITED DOMINION REALTY TRUST, INC.
     If requested, the Grantee shall deposit with the Company, a stock power, or powers, executed in blank and sufficient to re-convey the Restricted Shares to the Company upon termination of the Grantee’s employment during the Restricted Period, in accordance with the provisions of this Agreement. Stock certificates shall be delivered to the Grantee as soon as practicable after the lapse of the restrictions on the Shares, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.
   6. Voting and Dividend Rights. The Grantee, as beneficial owner of the Shares, shall have full voting rights with respect to the Shares and shall receive dividends on the Shares during the Restricted Period. Dividends on the Shares are not eligible for participation in the Company’s Dividend Reinvestment Plan during the Restricted Period.

     7. Restrictions on Transfer and Pledge. The Restricted Shares may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Grantee to any other party other than the Company or a Parent or Subsidiary. The Restricted Shares are not assignable or transferable by the Grantee other than by will or the laws of descent and distribution.
     8. Changes in Capital Structure. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to this Agreement shall be increased proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, re-capitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to this Agreement the number and class of shares into which each outstanding share of Stock shall be so exchanged, or there shall be made such other equitable adjustment as the Committee shall approve.
     9. Stop Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     10. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.
     11. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate the Grantee’s employment at any time, nor confer upon the Grantee any right to continue in the employ of the Company or any Parent or Subsidiary.
     12. Payment of Taxes. The Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in the Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.
     13. Grantee’s Covenant. The Grantee hereby agrees to use his best efforts to provide services to the Company in a workmanlike manner and to promote the Company’s interests.

     14. Amendment. The Committee may amend, modify or terminate this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.
     15. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.
     16. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
     17. Severability. If anyone or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
     18. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:
United Dominion Realty Trust, Inc.
1745 Shea Center Dr., Suite 200
Highlands Ranch, Colorado 80129
Attn: Corporate Secretary
or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.
     19. Dispute Resolution. The provisions of this Section 19 shall be the exclusive means of resolving disputes arising out of or relating to the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Colorado) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY

RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 19 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
     IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement and agree that the Shares are to be governed by the terms and conditions of this Agreement and the Plan.

UNITED DOMINION REALTY TRUST, INC.

By:

Name: Thomas W. Toomey
Title: Chief Executive Officer & President
The Grantee acknowledges receipt of a copy of the Plan and this Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 19 of this Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Agreement.

GRANTEE:

«Grantee»